UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2018

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 21, 2018, Novelion Therapeutics Inc. (the “Company”) committed to a cost-reduction plan, as part of the Company’s next phase of operational improvements, that includes a reduction of approximately 36% of the Company’s workforce and other cost control measures that the Company expects will reduce its remaining 2018 operating expenses by approximately $20 million and its 2019 operating expenses by approximately $35 million. These cost-reduction plans are part of a broad program designed to allow the Company to focus on its two commercial products, and are intended to create a pathway to positive cash flow for the Company and to enhance the Company’s ability to leverage its flexible capital structure and restructure the outstanding convertible notes of the Company’s operating subsidiary, Aegerion Pharmaceuticals, Inc.  The actions associated with this program are expected to be largely completed in the third quarter of 2018.

As a result of the headcount reduction and cost control measures, the Company estimates that it will incur charges of approximately $1.5 million in the third quarter of 2018, which include termination benefits principally comprised of severance payments, that will result in future cash expenditures over approximately the next 12 months.

Item 7.01 Regulation FD.

A copy of the press release announcing the Company’s cost-reduction plans is furnished with this report as Exhibit 99.1.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements” of the Company within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding expectations for the cost-reduction plans, including the estimated reduction in operating expenses, creating a pathway to positive cash flow and enhancing the Company’s ability to address its capital structure, and the timing of completion of the plan and anticipated termination benefits are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, those risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year-ended December 31, 2017, and subsequent filings, with the Commission, available on the Commission’s website at www.sec.gov.  Any such risks and uncertainties could materially and adversely affect the Company’s results of operations, profitability and cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

This report also contains “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including the Company’s financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 23, 2018 (furnished herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

	By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel

Date: August 23, 2018

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